UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 23, 2011

                       ENVISION SOLAR INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                       333-147104               26-1342810
---------------------------- -----------------------------   -------------------
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
        of Incorporation)                                    Identification No.)

               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 799-4583



         -------------------------------------------------------------
          (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On December 23, 2011,  Envision  Solar  International,  Inc.  (Company)
entered into a Second Extension and Amendment Agreement with Gemini Master Fund, Ltd (Investor) and Gemini Strategies, LLC (Collateral Agent) related to the series of outstanding notes held by Investor. The total debt outstanding for such notes as of December 31, 2011, the effective date of the agreement, amounted to $1,255,942.43. The amendment effectively extends the maturity date of the notes to December 31, 2012, and reduces the per annum interest rate from 12% to 10%. Additionally, one of the original notes, with a December 31 2011 balance of $65,635.06, that was not previously convertible, is amended to be convertible into shares of common stock of the Company. The conversion price for all of these notes is amended from $0.25 to $0.20.

          A copy of this agreement is attached hereto as exhibit 99.1 and is incorporated herein by reference.


ITEM 2.03: CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
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         The  information  provided in item 1.01 of this Current  Report on Form
8-K is incorporated by reference into this item 2.03.


ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.
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(d) Exhibits

99.1     Second Extension and Amendment Agreement with Gemini Master Fund, Ltd


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ENVISION SOLAR INTERNATIONAL, INC.

December 23, 2011             By: /s/ Desmond Wheatley
                              --------------------------------------------------
                              Desmond Wheatley, Chief Executive Officer







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